Exhibit 99

For Immediate Release

Contacts:	Randall H. Morgan
Chief Financial Officer
Crown Andersen Inc.
306 Dividend Drive
Peachtree City, Georgia 30269

Crown Andersen Inc. Audit Opinion Includes

Going Concern Qualification

PEACHTREE CITY, GEORGIA – March 9, 2004—Crown Andersen Inc. (Nasdaq: CRAN) today announced, in conformance with Nasdaq’s Marketplace Rule 4350(b)(1)(B), that its Form 10-KSB for the fiscal year ended September 30, 2003, which was filed on March 4, 2003, contained an audit opinion that included a going concern qualification. The audit opinion cited the company’s significant operating losses during fiscal years 2003 and 2002.

About Crown Andersen

Crown Andersen Inc., through its subsidiaries, designs, manufactures, sells and installs a wide range of industrial air pollution control and air handling systems, product recovery equipment, and a complete line of medical, chemical and industrial waste treatment equipment and systems.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Crown Andersen cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.